UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2009

ADA-ES, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8100 SouthPark Way, Unit B, Littleton, Colorado	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303)734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry of a Material Definitive Agreement

Amendment of Master Agreement for the Purchase of Carbon with Southern Company Services, Inc. dated June 5, 2008

On December 19, 2008, Red River Environmental Products, LLC, (“Red River”) which is our indirect subsidiary, entered into an amendment to the Master Agreement for the Purchase of Carbon with Southern Company Services, Inc. to extend the date by which Red River must obtain debt financing (“Financial Close”) for construction of the AC manufacturing facility it is building in Red River Parish, Louisiana, from December 31, 2008 to February 28, 2009. Failure to obtain Financial Close by that date will result in termination of the Agreement without further liability to Red River or us.

Item 5.02(e) Compensatory Arrangements of Certain Officers.

Amendment of the 2008 Executive Compensation Plan

On January 7, 2009, the Compensation Committee of our Board of Directors amended the performance metrics under the Executive Compensation Plan (“Metrics”) that serve as the guidelines for setting bonus compensation payable to executive officers for 2008. The Committee evaluated each Metric and its weighting to take into account certain market-related matters that the Committee determined were beyond the control of executive management. As a result, the Committee revised the Metrics to set upper and lower limits on each so that no one Metric could nullify the other aspects of the model. These changes resulted in “company performance” being 83.4% of target, resulting in a guideline for total executive bonus compensation payable for 2008 of approximately $260,000. Based on the efforts of the executive officers in advancing our AC manufacturing plan, the Committee decided to add a discretionary bonus of $140,000, resulting in executive bonuses for 2008 totaling $400,000. Of that amount, the Committee awarded $100,000 to Dr. Durham, our Chief Executive Officer, and gave Dr. Durham the discretion to allocate the remaining $300,000 of bonus compensation to other executive officers. Each officer will receive no less than 50% of their 2008 bonus compensation in ADA-ES common stock, and may elect to receive up to 100% of that compensation in stock, with the number of shares issuable to be based on the fair market value of our common stock as of the close of trading on January 7, 2009. The election as to how much of their compensation will be taken in stock must be made by each officer by January 14, 2009. The shares will be issued pursuant to the 2007 Equity Incentive Plan, which sets an annual maximum number of shares that may be awarded to any individual at 30,000. If this amount is reached for any executive, the remaining bonus amount will be paid in cash.

Vesting of Stock Options for Certain Executive Officers

On January 7, 2009, the Compensation Committee elected to vest options exercisable to purchase a total of 96,967shares of ADA-ES common stock that were previously unvested, which are owned by our named executive officers. These stock options were granted in 2004 under our Executive Stock Option Plan (the “2004 ESO Plan”), and are exercisable through August 23, 2014, at $8.60 per share. The executive officers named in the following table had the number of stock options vested as set forth opposite their name below:

Michael Durham, Chief Executive Office	32,565
C. Jean Bustard, Chief Operating Officer	20,442
Mark McKinnies, Chief Financial Officer, Executive Vice President and Secretary	24,629
Richard Schlager, Vice President	19,331

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADA-ES, Inc. Registrant

Date: January 12, 2009	/s/ Mark H. McKinnies
Mark H. McKinnies
Senior VP & Chief Financial Officer